                                                                 Exhibit 12
                                                                 Page 1 of 2




Union Planters Corporation
Computation of Ratio of Earnings to Combined
Fixed Charges & Preferred Stock Dividends
(Fixed Charges Without Deposit Interest)

                                              Six Months
                                                 Ended
                                               June 30,                          Years Ended December 31,
                                              -----------  ----------------------------------------------------------
                                                 1995         1994        1993        1992        1991        1990
                                              -----------  ----------------------------------------------------------
                                                                                       (Dollars in thousands)
Earnings before Income Taxes,
 Extraordinary Item & Accounting Changes        $ 98,078    $ 79,369    $127,396    $ 87,111     $54,433     $40,651
Add:
 Interest Expense & Amortization
    of Debt Issuance Costs                        20,237      39,964      20,483      13,595      19,579      36,063
 Portion of Operating Lease Rents
  Representative of the Interest Factor            1,584       2,929       3,239       2,471       2,328       2,807
                                              ----------  ----------  ----------  ----------  ----------  ----------
Earnings As Adjusted                            $119,899    $122,262    $151,118    $103,177     $76,340     $79,521
                                              ----------  ----------  ----------  ----------  ----------  ----------

Preferred Dividend Requirements                 $  3,449    $  8,553    $  8,468    $  6,166     $ 1,013     $   352
Ratio of Earnings before Income
 Taxes to Net Earnings (1)                           147%        135%        142%        138%        127%        115%
                                              ----------   ---------   ---------   ---------   ---------   ---------
Preferred Dividend Factor                          5,001      11,547      12,025       8,509       1,287         405
                                              ----------   ---------   ---------   ---------   ---------   ---------
Fixed Charges:
Interest on Short-term borrowings                  7,146      20,082       7,230       8,040      14,383      26,746
Interest on FHLB Advances & other
 Long-term Debt                                   13,091      19,882      13,253       5,555       5,196       9,317
                                              ----------   ---------   ---------   ---------   ---------   ---------
  Total Interest Expense & Amortization
   of Debt Issuance Costs                         20,237      39,964      20,483      13,595      19,579      36,063
                                              ----------   ---------   ---------   ---------   ---------   ---------

Capitalized Interest Expense                           0           0           0           0         807         288
Portion of Operating Lease Rents
 Representative of the Interest
 Factor                                            1,584       2,929       3,239       2,471       2,328       2,807
                                              ----------   ---------   ---------   ---------   ---------   ---------
Combined Fixed Charges &
 Preferred Stock Dividends                      $ 26,822    $ 54,440    $ 35,747    $ 24,575     $24,001     $39,563
                                              ----------   ---------   ---------   ---------   ---------   ---------
Ratio of Earnings to Combined
 Fixed Charges & Preferred Stock
 Dividends (2)                                      4.47 x      2.25 x      4.23 x      4.20 x      3.18 x      2.01 x
                                              ==========   =========   =========   =========   =========   =========

(1) Represents earnings before income taxes divided by earnings before extraordinary item and accounting changes which adjusts preferred stock dividends to a pretax basis.
(2) For the purpose of computing these ratios, earnings represent earnings before income taxes, extraordinary item and accounting changes, preferred dividend factor and fixed charges. Fixed charges represent the preferred dividend factor, interest expense (exclusive of interest on deposits in one case and inclusive of interest in the other), capitalized interest expense, amortization of debt issuance costs and one-third (the portion deemed representative of the interest factor) of all operating rents.

                                                                      Exhibit 12
                                                                     Page 2 of 2
Union Planters Corporation
Computation of Ratio of Earnings to Combined
 Fixed Charges & Preferred Stock Dividends
 (Fixed Charges With Deposit Interest)

                                              Six Months
                                                 Ended
                                               June 30,                          Years Ended December 31,
                                              -----------  ----------------------------------------------------------
                                                 1995         1994        1993        1992        1991        1990
                                              -----------  ----------------------------------------------------------
                                                                                       (Dollars in thousands)
Earnings before Income Taxes,
 Extraordinary Item & Accounting Changes        $ 98,078    $ 79,369    $127,396    $ 87,111    $ 54,433    $ 40,651
Add:
 Interest Expense & Amortization
    of Debt Issuance Costs                       165,757     275,779     233,680     222,630     279,097     344,562
 Portion of Operating Lease Rents
  Representative of the Interest Factor            1,584       2,929       3,239       2,471       2,328       2,807
                                              ----------   ---------   ---------   ---------  ----------  ----------
Earnings As Adjusted                            $265,419    $358,077    $364,315    $312,212    $335,858    $388,020
                                              ----------   ---------   ---------   ---------   ---------   ---------

Preferred Dividend Requirements                 $  3,449    $  8,553    $  8,468    $  6,166    $  1,013    $    352
Ratio of Earnings before Income
 Taxes to Net Earnings (1)                           147%        135%        142%        138%        127%        115%
                                              ----------   ---------   ---------   ---------   ---------   ---------
Preferred Dividend Factor                          5,001      11,547      12,025       8,509       1,287         405
                                              ----------   ---------   ---------   ---------   ---------   ---------
Fixed Charges:
Deposits                                         145,520     235,815     213,197     209,035     259,518     308,499
Interest on Short-term borrowings                  7,146      20,082       7,230       8,040      14,383      26,746
Interest on FHLB Advances & other
 Long-term Debt                                   13,091      19,882      13,253       5,555       5,196       9,317
                                              ----------   ---------   ---------   ---------   ---------   ---------
  Total Interest Expense & Amortization
   of Debt Issuance Costs                        165,757     275,779     233,680     222,630     279,097     344,562
                                              ----------   ---------   ---------  ----------  ----------  ----------

Capitalized Interest Expense                           0           0           0           0         807         288
Portion of Operating Lease Rents
 Representative of the Interest
 Factor                                            1,584       2,929       3,239       2,471       2,328       2,807
                                              ----------   ---------   ---------   ---------   ---------   ---------
Combined Fixed Charges &
 Preferred Stock Dividends                      $172,342    $290,255    $248,944    $233,610    $283,519    $348,062
                                              ----------   ---------   ---------   ---------   ---------   ---------
Ratio of Earnings to Combined
 Fixed Charges & Preferred Stock
 Dividends (2)                                      1.54 x      1.23 x      1.46 x      1.34 x      1.18 x      1.11 x
                                              ==========   =========   =========   =========   =========   =========






(1) Represents earnings before income taxes divided by earnings before extraordinary item and accounting changes which adjusts preferred stock dividends to a pretax basis.
(2) For the purpose of computing these ratios, earnings represent earnings before income taxes, extraordinary item and accounting changes, preferred dividend factor and fixed charges. Fixed charges represent the preferred dividend factor, interest expense (exclusive of interest on deposits in one case and inclusive of interest in the other), capitalized interest expense, amortization of debt issuance costs and one-third (the portion deemed representative of the interest factor) of all operating rents.